LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (“Agreement”) dated this 7     day of December, 2011 is by and among FLANDERS 155 LLC., a Massachusetts limited liability company, having its mailing address at 116 Flanders Road, Suite 2000, Westborough, Massachusetts 01581 (hereinafter the “Landlord”), PAID, INC., a Delaware corporation, having its principal place of business at 4 Brussels Street, Worcester, Massachusetts 01610 (hereinafter the “Tenant”), and FORTY WASHINGTON LLC, a Massachusetts limited liability company, having its mailing address at 116 Flanders Road, Suite 2000, Westborough, Massachusetts 01581 (the “LLC”).
STATEMENT OF FACTS
The Landlord and the Tenant executed a certain lease agreement dated August 5, 2011 for approximately 22,121 square feet of space in the building located at 155 Flanders Road in the Town of Westborough, Massachusetts and more particularly described in deed recorded with the Worcester District Registry of Deeds, Land Court District as Document Number 83554, Certificate Number 12821 (the “Lease”).
The Landlord and LLC are affiliated, and offered the Tenant comparable space located at 40 Washington Street in Westborough, Massachusetts.
The Tenant agreed to accept the comparable space owned by the LLC located at 40 Washington Street in Westborough, Massachusetts (the “New Lease”).
The Landlord agrees to transfer all monies and common stock held under the Lease to the LLC.
The LLC agrees to apply such payment to the Tenant’s obligations under the New Lease.

The Landlord and the Tenant desire to terminate the Lease on the terms and conditions set forth in this Agreement.

TERMS OF AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord, the Tenant and the LLC hereby agree as follows:
1.Transfer of Prepayments and Common Stock. Simultaneous with the execution of this Agreement, the Landlord shall deliver to the LLC the amount of $13,294.35 paid to the Landlord by the Tenant under the Lease. In addition, the Landlord shall deliver to the LLC the Common Stock representing the Tenant’s prepayment of Basic Rent ($797,660.75), Taxes and Operating Expenses ($400,000.00) and Security Deposit ($79,766.10) (as the terms are defined under the Lease) provided that such transfer complies with applicable securities laws. The LLC shall apply said payments to the Tenant’s obligations under the New Lease. In the event that cash payments exceed the Tenant’s obligations under the New Lease, the excess shall be refunded to Tenant.
2.    Lease Termination. The Lease is terminated and of no further effect.
3.    Release of Claims. Upon the receipt by the LLC of the monies and stock certificates described under Section 1 of this Agreement, the Landlord and the Tenant release any claims or causes of action against the other related to the Lease.
4.    Governing Law; Interpretation and Partial Invalidity. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term of this Agreement, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this Agreement. This Agreement contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Agreement in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.
5.    Counterparts and Authority. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. the Landlord and the Tenant each warrant to the other that the person or persons executing this Agreement on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Agreement.
6.    Nothing herein shall be deemed to amend or modify any term or provision of the New Lease.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS OF WHICH the parties have duly executed this Agreement as of the aforementioned date.

FLANDERS 155 LLC

By:	Carruth Capital, LLC
Its Manager

By:	/s/ Christopher F. Egan
Christopher F. Egan, President and Managing Member of Carruth Capital, LLC, not individually and without personal liability.

PAID, INC.

By:	/s/ Christopher R. Culross
Name:	Christopher R. Culross
Title:	Chief Financial Officer

FORTY WASHINGTON LLC

By:	Carruth Capital, LLC
Its Manager

By:	/s/ Christopher F. Egan
Christopher F. Egan, President and Managing Member of Carruth Capital, LLC, not individually and without personal liability.